Exhibit 99.1

Sirona Reports Record Fiscal 2013 Third Quarter Results

•	Third quarter revenues of $283.2 million, up 17.0% compared to prior year, or up 15.7% constant currency*.

•

Third quarter diluted earnings per share of $0.72 on a GAAP reported basis compared to $0.53 in the prior year. Third quarter non-GAAP adjusted EPS* of $0.91, up 19.2% compared to $0.76 in the prior year.

•	Management continues to anticipate FY13 constant currency revenue growth of 10% to 12%, and non-GAAP adjusted EPS* in the range of $3.36 to $3.43.

Long Island City, New York, August 2, 2013 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter ended June 30, 2013.

Third Quarter Fiscal 2013 vs. Third Quarter Fiscal 2012 Financial Results

Revenue was $283.2 million, an increase of $41.2 million or up 17.0% (and up 15.7% on a constant currency basis). The Company’s business segments performed as follows: Imaging Systems increased 22.0% (up 21.0% on a constant currency basis), CAD/CAM Systems increased 20.4% (up 19.4% on a constant currency basis), Treatment Centers increased 10.2% (up 8.4% on a constant currency basis), and Instruments increased 4.5% (up 2.9% on a constant currency basis).

Revenue in the United States increased an exceptional 28.8%, and revenues outside the United States increased 11.8% (up 10.0% constant currency). U.S. revenues benefited from strong demand for our Imaging and CAD/CAM products, the delivery of Omnicom trade-ups, and the expanded agreement with Patterson. Sales growth in international markets was driven by an exceptionally strong performance in Germany, where we particularly benefited from orders following the International Dental Show (“IDS”).

Gross profit was $151.5 million, up $23.0 million. Gross profit margin was 53.5% in the third quarter of Fiscal 2013, compared to 53.1% in the prior year. Gross profit margin as a percent of sales was positively impacted by lower deal-related amortization, which more than offset margin compression mainly due to product mix.

Net income for the third quarter of 2013 was $40.6 million, or $0.72 per diluted share, versus $30.3 million, or $0.53 per diluted share in the prior year period. Non-GAAP adjusted earnings per diluted share for the third quarter of 2013 was $0.91 compared to $0.76 in the prior year quarter, or an increase of 19.2%. A reconciliation of the non-GAAP measure to earnings per share calculated on a GAAP basis is provided in the attached table.

*	Non-GAAP adjusted EPS and constant currency growth and results are non-GAAP financial measures that exclude certain items. Please refer to “Reconciliation of GAAP and non-GAAP Information (unaudited)” in the attached exhibits for a description of these items.

At June 30, 2013, the Company had cash and cash equivalents of $205.7 million and total debt of $75.4 million, resulting in net cash of $130.3 million. This compares to net cash of $75.6 million at September 30, 2012.

Jeffrey Slovin, President and CEO of Sirona commented: “Sirona’s record third quarter reflects our strong showing at IDS, the delivery of Omnicam trade-ups and the continued adoption of digital dentistry. Both the U.S. and Germany had extraordinary quarters and were significant contributors to our robust results. Imaging and CAD/CAM led the way growing 21.0% and 19.4%, respectively, on a constant currency basis.”

Mr. Slovin continued: “We are on track for a third consecutive year of double digit revenue growth clearly demonstrating the strength of our organization. We continue to take market share and are well positioned for future growth.”

Fiscal 2013 Guidance

Management continues to anticipate FY13 constant currency revenue growth of 10% to 12%, and non-GAAP adjusted EPS* in the range of $3.36 to $3.43.

First Nine Months Fiscal 2013 vs. First Nine Months Fiscal 2012 Financial Results

Revenue was $822.9 million, an increase of $90.9 million or up 12.4% (and up 12.9% on a constant currency basis). The Company’s business segments grew as follows: CAD/CAM Systems increased 18.4% (up 18.8% on a constant currency basis), Imaging Systems increased 11.7% (up 12.1% on a constant currency basis), Treatment Centers increased 10.5% (up 11.1% on a constant currency basis), and Instruments increased 0.3% (up 0.9% on a constant currency basis).

Revenue in the United States increased 23.7% benefiting from strong demand for our Imaging and CAD/CAM products, the anticipated implementation of the Medical Device Tax in 2013, the delivery of Omnicam trade-ups and the expanded agreement with Patterson. Revenues outside the United States increased 7.9% (up 8.5% constant currency) and were particularly driven by an exceptionally strong performance in Germany as well as robust growth in non-European international markets.

Gross profit was $448.1 million, up $56.2 million. Gross profit margin was 54.5% in the first nine months of Fiscal 2013, compared to 53.5% in the prior year. Gross profit margin as a percent of sales was positively impacted by lower levels of deal-related amortization.

Net income for the nine months ended June 30, 2013 was $ 110.5 million, or $1.96 per diluted share, versus $ 99.1 million, or $1.74 per diluted share in the prior year period. Non-GAAP adjusted earnings per diluted share was $ 2.60 in the first nine months of Fiscal 2013 compared to $ 2.30 in the first nine months of Fiscal 2012, or an increase of 12.8%.

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 a.m. Eastern Time on August 2, 2013. The teleconference can be accessed by calling +1-877-703-6103 (domestic) or +1-857-244-7302 (international) using passcode # 21484757. The webcast will be available via the Internet at http://ir.sirona.com, and a presentation relating to the call will be available on our website. A replay of the conference call will be available through August 9, 2013 by calling +1-888-286-8010 (domestic) or +1-617-801-6888 (international) using passcode #26115299. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD/CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers, and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

Joshua Zable

Vice President, Investor Relations

+1-718-482-2184

joshua.zable@sirona.com

This press release contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations and currency exchange rate fluctuations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission, which can be accessed through the SEC’s website, www.sec.gov. This presentation contains non-GAAP financial measures, which should not be viewed in isolation and do not purport to be an alternative to net income (loss) as an indicator of operating performance or an alternative to cash flows from operating activities as a measure of liquidity. The Company assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three months ended June 30,		Nine months ended June 30,
	2013	2012	2013	2012
	$‘000s (except per share amounts)		$‘000s (except per share amounts)

Revenue	$283,157	$242,007	$822,887	$731,987
Cost of sales	131,670	113,567	374,823	340,115

Gross profit	151,487	128,440	448,064	391,872

Selling, general and administrative expense	79,702	72,434	249,477	218,747
Research and development	15,729	13,092	44,926	40,016
Provision for doubtful accounts and notes receivable	148	(504)	765	263
Net other operating income	(2,500)	(2,500)	(11,914)	(7,500)

Operating income	58,408	45,918	164,810	140,346
(Gain)/loss on foreign currency transactions, net	4,510	2,675	10,507	6,255
(Gain)/loss on derivative instruments	(901)	2,686	317	186
Interest expense, net	788	866	2,588	2,783
Other expense/(income)	362	(218)	1,044	272

Income before taxes	53,649	39,909	150,354	130,850
Income tax provision	12,876	9,180	38,281	30,096

Net income	40,773	30,729	112,073	100,754
Less: Net income attributable to noncontrolling interests	223	431	1,563	1,658

Net income attributable to Sirona Dental Systems, Inc.	$40,550	$30,298	$110,510	$99,096

Income per share (attributable to Sirona Dental Systems, Inc. common shareholders):
- Basic	$0.74	$0.55	$2.01	$1.78
- Diluted	$0.72	$0.53	$1.96	$1.74
Weighted average shares - basic	55,002,236	55,507,312	55,053,713	55,721,869
Weighted average shares - diluted	56,220,901	56,717,943	56,330,052	56,939,621

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2013	September 30, 2012
	(unaudited)
	$‘000s (except per share amounts)
ASSETS

Current assets
Cash and cash equivalents	$205,704	$151,088
Restricted cash	157	—
Accounts receivable, net of allowance for doubtful accounts of $1,465 and $1,408, respectively	107,928	132,569
Inventories, net	108,925	81,007
Deferred tax assets	28,357	24,781
Prepaid expenses and other current assets	28,446	17,622
Income tax receivable	2,031	2,213

Total current assets	481,548	409,280

Property, plant and equipment, net of accumulated depreciation and amortization of $146,573 and $125,706, respectively	152,783	143,351
Goodwill	654,425	631,077
Intangible assets, net of accumulated amortization of $480,542 and $446,447, respectively	303,980	288,556
Other non-current assets	4,111	9,382
Deferred tax assets	12,706	12,888

Total assets	$1,609,553	$1,494,534

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	$57,375	$51,961
Short-term debt and current portion of long-term debt	381	478
Income taxes payable	6,579	14,906
Deferred tax liabilities	674	817
Accrued liabilities and deferred income	126,364	118,075

Total current liabilities	191,373	186,237

Long-term debt	75,000	75,000
Deferred tax liabilities	129,583	122,441
Other non-current liabilities	24,465	16,852
Pension related provisions	62,633	61,629
Deferred income	32,500	40,000

Total liabilities	515,554	502,159

Shareholders’ equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	0	0
Common stock ($0.01 par value; 95,000,000 shares authorized; 57,081,680 shares issued and 54,970,276 shares outstanding at Jun. 30, 2013; 56,598,045 shares issued and 55,051,673 shares outstanding at Sept. 30, 2012	570	566
Additional paid-in capital	717,462	699,279
Treasury stock (at cost) 2,111,404 shares held at cost at Jun. 30, 2013; 1,546,372 shares held at cost at Sept. 30, 2012	(105,091)	(69,058)
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	547,981	437,471
Accumulated other comprehensive income/(loss)	(19,924)	(29,797)

Total Sirona Dental Systems, Inc. shareholders’ equity	1,091,895	989,358

Noncontrolling interests	2,104	3,017

Total shareholders’ equity	1,093,999	992,375

Total liabilities and shareholders’ equity	$1,609,553	$1,494,534

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended June 30,
	2013	2012
	$‘000s

Cash flows from operating activities
Net income	$112,073	$100,754

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	55,523	58,107
(Gain)/loss on disposal of property, plant and equipment	93	—
(Gain)/loss on derivative instruments	317	186
(Gain)/loss on foreign currency transactions	10,507	6,255
Deferred income taxes	1,939	(11,079)
Amortization of debt issuance cost	415	491
Share-based compensation expense	10,651	6,375

Changes in assets and liabilities
Accounts receivable	21,253	(25,939)
Inventories	(31,821)	(1,503)
Prepaid expenses and other current assets	(10,907)	3,528
Restricted cash	(172)	646
Other non-current assets	(226)	(252)
Trade accounts payable	5,334	(6,239)
Accrued liabilities and deferred income	(9,380)	(14,928)
Other non-current liabilities	2,832	818
Income taxes receivable	205	1,167
Income taxes payable	(8,616)	5,631

Net cash provided by operating activities	160,020	124,018

Cash flows from investing activities
Investment in property, plant and equipment	(35,634)	(29,675)
Proceeds from sale of property, plant and equipment	83	—
Prepayments for other assets	—	(4,612)
Purchase of intangible assets	(42)	(82)
Purchase of long-term investments	—	(48)
Acquisition of business, net of cash acquired	(35,019)	—

Net cash used in investing activities	(70,612)	(34,417)

	Nine months ended June 30,
	2013	2012
	$‘000s

Cash flows from financing activities
Repayments of short-term and long-term debt	(98)	(433,093)
Proceeds from borrowings	—	141,297
Purchase of treasury stock	(36,033)	(32,732)
Debt issuance cost	—	(2,765)
Purchase of shares from noncontrolling interest	(1,386)	—
Dividend distributions to noncontrolling interest	(1,435)	(1,698)
Common shares issued under share based compensation plans	5,844	1,744
Tax effect of common shares issued under share based compensation plans	(1,123)	(1,067)

Net cash used in financing activities	(34,231)	(328,314)

Change in cash and cash equivalents	55,177	(238,713)
Effect of exchange rate change on cash and cash equivalents	(561)	(2,546)
Cash and cash equivalents at beginning of period	151,088	345,859

Cash and cash equivalents at end of period	$205,704	$104,600

Reconciliation of GAAP and Non-GAAP Information (unaudited)

HISTORICAL

Non-GAAP Adjusted Net Income Financial Measures

(unaudited)

	Three months ended June 30, 2013
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$‘000s, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$40,550	$0.74

Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$10,355	$2,485	7,870

(Gain)/loss on foreign currency transactions, net	4,510	1,082	3,428

(Gain)/loss on derivative instruments	(901)	(216)	(685)

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$51,163	$0.91

*	tax impact calculated using estimated effective tax rate of 24%

	Three months ended June 30, 2012
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$‘000s, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$30,298	$0.53

Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$11,537	$2,654	8,883

(Gain)/loss on foreign currency transactions, net	2,675	615	2,060

(Gain)/loss on derivative instruments	2,686	618	2,068

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$43,309	$0.76

*	tax impact calculated using estimated effective tax rate of 23%

	Nine months ended June 30, 2013
	Pre Tax	Tax Impact**	After Tax	Per Diluted Share
	$‘000s, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$110,510	$1.98

Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$29,755	$7,141	22,614

(Gain)/loss on foreign currency transactions, net	10,507	2,522	7,985

(Gain)/loss on derivative instruments	317	76	241

Non-cash remeasurement of deferred tax assets and liabilities due to an increase in German trade tax rate	2,196		2,196
Non-cash compensation charge for the revaluation of share based compensation in connection with the Transition Agreement for the departing CEO and Chairman	3,764	903	2,861

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$146,407	$2.60

**	tax impact calculated using estimated effective tax rate of 24%

	Nine months ended June 30, 2012
	Pre Tax	Tax Impact**	After Tax	Per Diluted Share
	$‘000s, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$99,096	$1.74

Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$35,203	$8,097	27,106

(Gain)/loss on foreign currency transactions, net	6,255	1,439	4,816

(Gain)/loss on derivative instruments	186	43	143

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$131,162	$2.30

**	tax impact calculated using estimated effective tax rate of 23%

FORWARD-LOOKING

Non-GAAP Adjusted EPS Guidance (unaudited)

	Low End of Guidance
	Pre-Tax	Tax Impact	After Tax	Per Diluted Share
	$ millions, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$157	$2.76

Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$38	$9	$29

Other items:

Non-cash remeasurement of deferred tax assets and liabilities due to an increase in German trade tax rate	2		2
Non-cash compensation charge for the revaluation of share based compensation in connection with the Transition Agreement for the departing CEO and Chairman	4	1	3

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$191	$3.36

	High End of Guidance
	Pre-Tax	Tax Impact	After Tax	Per Diluted Share
	$ millions, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$161	$2.83

Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	38	9	29

Other items:

Non-cash remeasurement of deferred tax assets and liabilities due to an increase in German trade tax rate	2		2
Non-cash compensation charge for the revaluation of share based compensation in connection with the Transition Agreement for the departing CEO and Chairman	4	1	3

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$195	$3.43

**	We are unable to provide estimates for these items because we are unable to predict the 2013 and long-term impact of foreign exchange due to unpredictability of future changes in foreign exchange rates.

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: (i) non-GAAP adjusted net income, and (ii) non-GAAP adjusted earnings per diluted share, which exclude, as applicable, amortization and depreciation expense resulting from the step-up to fair values of intangible and tangible assets related to past business combinations gain/loss on foreign currency transactions, gain/loss on derivative instruments and any related tax effects and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its ongoing operating performance. Also set forth above under the heading “FORWARD-LOOKING” are reconciliations of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our “core operating performance”. Management believes that “core operating performance” represents Sirona’s operating performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” the impact of acquisition-related intangible depreciation and amortization in order to compare our underlying financial performance to prior periods, certain charges related to currency revaluation of assets and liabilities that do not reflect our period-to-period core operating performance, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its ongoing operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We additionally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates.

Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the U.S. Dollar/Euro average foreign exchange rate for each month of the current period. The average exchange rates for the three and nine months ended June 30, 2013, were $1.30590 and $1.30786, respectively, and varied from $1.28296 to $1.33851. For the three and nine months ended June 30, 2012, average exchange rates converting Euro denominated revenues into U.S. Dollars of $1.28513 and $1.31527, respectively, were applied.

Our forecasted 2013 constant currency net revenue guidance excludes the impact of foreign exchange. We are unable to reconcile our projected 2013 constant currency net revenue growth to our full-year projected 2013 net revenue growth because we are unable to predict the 2013 and long-term impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.